Exhibit (j) under Form N-1A
                                                Exhibit 23 under Item 601/Reg SK



                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated June 13, 2000, in the Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A Number 33-20673) of the Vision Group of Funds, Inc. dated June 30, 2000.

By: /s/ ERNST & YOUNG LLP


Boston, Massachusetts
June 27, 2000